SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549




                                 FORM 8-K



                              CURRENT REPORT
                      Pursuant to Section 13 or 15(d)
                  of THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  June 26, 1998



                                PAGES, INC.
 ________________________________________________________________________

                      Commission File Number 0-107475

     Incorporated - Delaware      IRS Identification Number 34-1297143




           801 94th Avenue North, St. Petersburg, Florida  37702



     Registrant's telephone number, including area code (813) 578-3300

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Item 2.   DISPOSITION OF ASSETS

Pages Book Fairs Sells Certain Assets to Scholastic Inc.

St. Petersburg, Fla., June 25 /PRNewswire/ -- PAGES, Inc. (Nasdaq: PAGZ) today announced a sale of assets of PAGES Book Fairs, a wholly-owned subsidiary, to Scholastic Inc. for $10.5 million in cash. Scholastic Inc. will receive PAGES Book Fairs' customer list, inventory, and book fair cases. PAGES intends to use the proceeds to retire outstanding bank debt.

PAGES, Inc. will continue to operate its book publishing business and Junior Library Guild, which has over $2.6 million in annual sales and has been historically profitable. Junior Library Guild has been providing high-quality, award-winning books to libraries for nearly seventy years. Junior Library Guild works as a review and subscription service, providing libraries with nine reading levels of the very best in children's books, from the world's foremost publishers.

PAGES, Inc. is vigorously pursuing litigation filed on December 27, 1996 concerning the Company's former auditors. It is the result of a final outcome of IRS assessments and representations made by the auditors to management during purchase of the Company in 1992. The case is expected to go to trial within the next 90 days.

S. Robert Davis, Chairman, PAGES, Inc. stated "These significant decisions were made in the best interests of shareholders. It was imperative to strengthen our balance sheet. We are now focused solely on building Junior Library Guild."

The preceding contains a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. The statements contained in this release that are not historical facts are forward-looking statements. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation to update the information included in this presentation.

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                                SIGNATURES


      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 26, 1998          Pages, Inc.
       -------------------    ------------------------
                              (Registrant)



                              By: /s/ Steven L. Canan
                              -----------------------
                              Vice President, Treasurer
                              and Chief Financial Offer
                              (Principal Financial Officer
                              and Accounting Officer)